Exhibit 2.1



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                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                              TECH-CREATIONS, INC.


                                   iJOIN, INC.


                                       AND


                              IJC ACQUISITION CORP.



                                   DATED AS OF



                                 APRIL 24, 2001



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

                                TABLE OF CONTENTS

RECITALS.....................................................................1
ARTICLE 1   DEFINITIONS......................................................1
ARTICLE 2   THE MERGER.......................................................6
  Section 2.01.  Basic Transaction...........................................6
  Section 2.02.  Effective Time; Closing.....................................6
  Section 2.03.  Effect of the Merger........................................6
  Section 2.04.  Articles of Incorporation; Bylaws...........................6
  Section 2.05.  Directors and Officers......................................6
  Section 2.06.  Conversion of Securities....................................6
  Section 2.07.  Exchange of Certificates....................................7
    (a) Exchange Procedures..................................................7
    (b) Distributions with Respect to Unexchanged Shares of Tech Common Stock7
    (c) No Further Rights in iJoin Shares....................................8
    (d) No Liability.........................................................8
    (e) Lost Certificates....................................................8
    (f) No Fractional Shares.................................................8
  Section 2.08.  Stock Transfer Books........................................8
  Section 2.09.  Derivative Securities.......................................8
ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF IJOIN..........................9
  Section 3.01.  Organization, Qualification and Corporate Power............10
  Section 3.02.  Noncontravention...........................................10
  Section 3.03.  Capitalization.............................................10
  Section 3.04.  Brokers' Fees..............................................11
  Section 3.05.  Title to Assets............................................11
  Section 3.06.  Subsidiaries...............................................11
  Section 3.07.  Financial Statements.......................................11
  Section 3.08.  Undisclosed Liabilities....................................11
  Section 3.09.  Legal Compliance...........................................12
  Section 3.10.  Real Property..............................................12
  Section 3.11.  Tangible Assets............................................12
  Section 3.12.  Powers of Attorney.........................................12
  Section 3.13.  Insurance..................................................12
  Section 3.14.  Litigation.................................................12
  Section 3.15.  Employees..................................................12
  Section 3.16.  Guaranties.................................................13
  Section 3.17.  Certain Business Practices.................................13
  Section 3.18.  Parachute Payments.........................................13
  Section 3.19.  Disclosure.................................................13
ARTICLE 4  REPRESENTATIONS AND WARRANTIES CONCERNING TECH AND ITS
SUBSIDIARIES................................................................13
  Section 4.01.  Organization, Qualification, and Corporate Power...........13
  Section 4.02.  Capitalization.............................................14
  Section 4.03.  Noncontravention...........................................14
  Section 4.04.  Brokers' Fees..............................................15
  Section 4.05.  Title to Assets............................................15
  Section 4.06.  Subsidiaries...............................................15
  Section 4.07.  SEC Filings, Financial Statements..........................15
  Section 4.08.  Absence of Certain Changes or Events.........................
  Section 4.09.  Undisclosed Liabilities....................................17
  Section 4.10.  Legal Compliance...........................................17
  Section 4.11.  Tax Matters................................................18
  Section 4.12.  Real Property..............................................19
  Section 4.13.  Tangible Assets............................................19
  Section 4.14.  Contracts..................................................19
  Section 4.15.  Notes and Accounts Receivable..............................20

  Section 4.1/6.  Powers of Attorney........................................20
  Section 4.17.  Insurance..................................................20
  Section 4.18.  Litigation.................................................20
  Section 4.19.  Employees..................................................21
  Section 4.20.  Employee Benefits..........................................21
  Section 4.21.  Guaranties.................................................21
  Section 4.22.  Environment, Health, and Safety............................21
  Section 4.23.  Certain Business Relationships With Tech...................22
  Section 4.24.  Change of Control..........................................22
  Section 4.25.  Certain Business Practices.................................23
  Section 4.26.  Parachute Payments.........................................23
  Section 4.27.  Information Statement......................................23
  Section 4.28.  Disclosure.................................................23
  ARTICLE 5  PRE-CLOSING COVENANTS..........................................23
  Section 5.01.  General....................................................23
  Section 5.02.  Notices and Consents.......................................23
  Section 5.03.  Operation of Business......................................23
  Section 5.04.  Preservation of Business...................................24
  Section 5.05.  Investigation/Schedules and Exhibits.......................24
  Section 5.06.  Notice of Developments.....................................24
  Section 5.07.  Exclusivity................................................24
  Section 5.08.  Omitted....................................................24
  Section 5.09.  Composition of Tech and Surviving Corporation Management...25
  Section 5.10.  Information Statement......................................26
  Section 5.11.  Change of Corporate Name...................................26
  Section 5.12.  Additional Issuances of Tech Securities....................26
  Section 5.13.  Cancellation of Tech Common Stock..........................27
  Section 5.14.  Consent of iJoin Stockholders..............................27
  Section 5.15.  Section 16(b) Board Approval...............................27
ARTICLE 6   POST-CLOSING COVENANTS..........................................28
  Section 6.01.  General....................................................28
  Section 6.02.  Transition.................................................28
  Section 6.03.  Reports on Form 8-K........................................28
ARTICLE 7   CONDITIONS TO OBLIGATION TO CLOSE...............................28
  Section 7.01.  Conditions to Obligation of iJoin..........................28
  Section 7.02.  Conditions to Obligation of Tech...........................30
ARTICLE 8   TERMINATION.....................................................31
  Section 8.01.  Termination of Agreement...................................31
  Section 8.02.  Effect of Termination......................................32
ARTICLE 9   MISCELLANEOUS...................................................32
  Section 9.01.  Press Releases and Public Announcements....................32
  Section 9.02.  No Third Party Beneficiaries...............................32
  Section 9.03.  Entire Agreement...........................................32
  Section 9.04.  Succession and Assignment..................................32
  Section 9.05.  Counterparts...............................................32
  Section 9.06.  Headings...................................................32
  Section 9.07.  Notices....................................................33
  Section 9.08.  Governing Law..............................................33
  Section 9.09.  Amendments and Waivers.....................................33
  Section 9.10.  Severability...............................................34
  Section 9.11.  Expenses...................................................34
  Section 9.12.  Construction...............................................34
  Section 9.13.  Incorporation of Exhibits and Schedules....................34
  Section 9.14.  Specific Performance.......................................34
  Section 9.15.  Submission to Jurisdiction.................................34
  Section 9.16.  Survival...................................................34

                         List of Schedules and Exhibits


      iJoin Disclosure Schedule:

      Schedule 2.09(a) - iJoin option holders at Effective Time
      Schedule 2.09(b) - iJoin warrant holders
      Schedule 3.01 - iJoin directors/officers
      Schedule 3.02(b) - Effected Contracts
      Schedule 3.02(c) - Consents
      Schedule 3.03(a) - Capitalization Table
      Schedule 3.03(b) - List of Options, Warrants and voting agreements, registration rights, etc.
      Schedule 3.07(c) - Material Adverse Change
      Schedule 3.08 - Undisclosed Liabilities
      Schedule 3.09 - Noncompliance with Laws
      Schedule 3.13 - Insurance Policies
      Schedule 3.14 - Litigation

      Tech Disclosure Schedule:

      Schedule 4.01 - Tech directors/officers
      Schedule 4.02(a) - Options, Warrants, etc.
      Schedule 4.02(b) - Registration Rights
      Schedule 4.03 - Consents
      Schedule 4.04 - Broker Fees
      Schedule 4.06 - Tech Subsidiaries
      Schedule 4.08(f) - Loans
      Schedule 4.08(k) - Distributions of Stock/rights
      Schedule 4.08(m) - Loans
      Schedule 4.08(r) - Postponement of a/p or liabilities
      Schedule 4.11(d) - Tax Returns
      Schedule 4.11(f) - Gain/loss/basis information
      Schedule 4.12(b) - Real Property
      Schedule 4.14 - Material Contracts
      Schedule 4.15 - Notes and a/r
      Schedule 4.17 - Insurance
      Schedule 4.18 - Litigation
      Schedule 4.23 - Tech officer business relationships

      Exhibits:
      Exhibit A - Form of Certificate of Merger
      Exhibit B - Directors and Officers of Tech as of the Effective Time Exhibit C - Recipients of Options under Tech Stock Option Plan Exhibit D - Form of Opinion of Tech's Counsel
      Exhibit E - Form of iJoin Purchaser Representation Letter

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER ("Agreement") entered into as of April 24, 2001, by and among Tech-Creations, Inc., a Delaware corporation ("Tech"), iJoin, Inc., a Delaware corporation ("iJoin"), and IJC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Tech ("Tech Sub"). Tech, iJoin and Tech Sub are referred to collectively herein as the "Parties."


                                R E C I T A L S:

     A. Tech Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable sections of the General Corporation Law of the State of Delaware ("Delaware Law"), will merge with and into iJoin (the "Merger").

     B. The Board of Directors of iJoin has determined that the Merger is in the best interests of iJoin, has approved and adopted this Agreement and the transactions contemplated hereby and has recommended to its stockholders that they approve the Merger in accordance with this Agreement and the Delaware Law.

     C. The Boards of Directors of Tech and Tech Sub, and Tech, as the sole stockholder of Tech Sub, have determined that the Merger is in the best interests of Tech and Tech Sub and have approved and adopted this Agreement and the transactions contemplated hereby, including, without limitation, the Merger.

     D. For federal Income Tax purposes, it is intended that the Merger will qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code (as defined below).

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


                                    ARTICLE 1
                                   DEFINITIONS

     "Acquisition Proposal" has the meaning set forth in Section 5.07.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated  Group" means any  affiliated  group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

     "Agreement" has the meaning set forth in the preface above.

     "Business Day" means a day of the year in which banks are not required or authorized to be closed in the City of Houston.

     "CERCLA" means the United States Comprehensive Environmental Response, Compensation, and Liability Act.

     "Certificates" has the meaning set forth in Section 2.07.

     "Certificate of Merger" has the meaning set forth in Section 2.02.

     "Cleanup" means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action" include the types of activities covered by CERCLA.


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

     "Closing" has the meaning set forth in Section 2.02.

     "Closing Date" has the meaning set forth in Section 2.02.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of iJoin that is not already generally available to the public.

     "Controlled  Group  of  Corporations"  has the  meaning  set  forth in Code
Section 1563.

     "Deferred Intercompany Transaction" has the meaning set forth in Regulation
Section 1.1502-13.

     "Delaware Law" has the meaning set forth in the Recitals above.

     "Dissenting Stock" has the meaning set forth in Section 2.10.

     "Effective Time" has the meaning set forth in Section 2.02.

     "Fairness Opinion" has the meaning set forth in Section 5.17.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan, cafeteria plan as defined in Section 125 of the Code, or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

     "Environment" means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other similar medium or natural resource.

     "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, Liability, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to: (i) any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product); (ii) any fine, penalty, judgment, award, settlement, proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial, or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law; (iii) financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage; or (iv) any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

     "Environmental Law" means CERCLA and any other Legal Requirement that requires or relates to: (i) advising appropriate Governmental Bodies, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (ii) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the

Environment; (iii) reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated; (iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (v) protecting resources, species, or ecological amenities; (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
(vii) Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention; or (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Ratio" has the meaning set forth in Section 2.06(a).

     "Facility" means any Real Property or tangible personal property interest owned or operated by Tech or its Subsidiaries. For purposes of Section 4.28 and the definition of "Hazardous Activity," the term also includes any Real Property or tangible personal property interest formerly owned or operated by Tech or its Subsidiaries or any predecessor Person.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "14C Information Statement" has the meaning set forth in Section 5.10.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Good Title" means good and defensible title which is (i) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction and is sufficient against competing claims of bona fide purchasers for value without notice and (ii) free and clear of all liens, security interest, claims, infringements, and other burdens of encumbrances.

     "Governmental Body" means any: (i) nation, region, state, county, city, town, village, district, or other jurisdiction; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal); (iv) multinational organization; (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and (vi) official of any of the foregoing.

     "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or Tech and its Subsidiaries.

     "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "iJoin" has the meaning set forth in the preface above.

     "iJoin Audited Statements" shall mean iJoin's audited financial statements as of and for the period ended December 31, 2000.

     "iJoin Disclosure Schedule" has the meaning set forth in Article 3.

     "iJoin Instrument" has the meaning set forth in Section 2.09(d).

     "iJoin Stock Rights" has the meaning set forth in Section 2.09(a).

     "iJoin Stock" means all classes of common stock ($.001 par value) of iJoin

      "iJoin Preferred" means all series and classes of preferred shares of iJoin.

     "iJoin Warrants" has the meaning set forth in Section 2.09(b).

     "Income Taxes" means all income and profits Taxes, capital taxes, franchise taxes and similar Taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or nonfiling of returns relating to such Taxes.

     "Information Statement" has the meaning set forth in Section 4.27.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, logos, symbols, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all uniform resource locators (URL's), internet domain names, internet websites and electronic files, content and layout related thereto, e-mail addresses, listings in directories, browsers, search engines and hyper-links; (g) all computer software (including data and related documentation), (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means actual knowledge after reasonable investigation.

     "Legal Requirement" means any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

     "Merger" has the meaning set forth in the Recitals above.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "NASD" means National Association of Securities Dealers, Inc.

     "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency). In the case of iJoin, Ordinary Course of Business includes any private offering and sale of securities commenced prior to the date of this Agreement.


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

     "OTC" means the over-the-counter bulletin board operated by the NASD.

     "Parties" has the meaning set forth in the preface above.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Real Property" means all real property of Tech and its Subsidiaries, including all parcels and tracts of land in which Tech or its Subsidiaries has a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto.

     "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "SEC" means the Securities and Exchange Commission.

     "SEC Reports" has the meaning set forth in Section 4.07(a).

     "Secretary" has the meaning set forth in Section 2.02.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Surviving Corporation" has the meaning set forth in Section 2.01.

     "Taxes" shall mean all excise, real and personal property, sales, use, customs duties, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

     "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Tech" has the meaning set forth in the preface above.

     "Tech Common Stock" means the common stock, par value $.0001 per share, of Tech.

     "Tech Disclosure Schedule" has the meaning set forth in Article 4.

     "Tech Sub" has the meaning set forth in the preface above.

     "Threatened" means an action or matter would be considered to have been "Threatened" if a demand or statement has been made (whether orally or in writing) or a notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such action or matter is likely to be asserted, commenced, taken or otherwise pursued in the future.


                                    ARTICLE 2
                                   THE MERGER

     Section 2.01. Basic Transaction. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law, at the Effective Time, Tech Sub shall be merged with and into iJoin. As a result of the Merger, the outstanding shares of capital stock of Tech Sub and iJoin shall be converted or canceled in the manner provided in Section 2.06 of this Agreement, the separate corporate existence of Tech Sub shall cease, and iJoin will be the surviving corporation in the Merger (the "Surviving Corporation").

     Section 2.02. Effective Time; Closing. As promptly as practicable after Closing (defined below), and in no event later than the third Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (or such other date as may be agreed in writing by each of the Parties), the Parties shall cause the Merger to be consummated by filing a certificate of merger, substantially in the form of Exhibit A attached hereto (the "Certificate of Merger"), with the Secretary of State of the State of Delaware (the "Secretary") in such form as is required by, and executed in accordance with, the relevant provisions of, the Delaware Law. The term
"Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary (or such later time as may be agreed in writing by each of the Parties and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the Houston, Texas offices of Sonfield & Sonfield at 9:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in Article 7 hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be (or such other time, date or place as the Parties may agree) (the "Closing Date").

     Section 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law.

     Section 2.04. Articles of Incorporation; Bylaws.

          (a) At the Effective Time, the certificate of incorporation of iJoin, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

          (b) At the Effective Time, the bylaws of iJoin, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     Section 2.05. Directors and Officers. At the Effective Time, the Board of Directors of the Surviving Corporation and Tech shall be comprised of the persons set forth on Exhibit B attached hereto, each such person to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of iJoin immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the bylaws of the Surviving Corporation.

     Section 2.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Tech, Tech Sub or iJoin:

          (a) Every five (5) shares of iJoin Stock (the "iJoin Stock") issued and outstanding, other than Dissenting Stock or shares of iJoin Stock held in treasury, as of the Effective Time, shall automatically be converted into the right, subject to Sections 2.07(e) hereof, to receive one (i) fully paid, non assessable share of the Tech Common Stock (the "Exchange Ratio").

          (b) In any event, except as contemplated by this Agreement, if between the date of this Agreement and the Effective Time, the outstanding shares of the capital stock of Tech and/or iJoin shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Upon surrender of the certificate(s) representing iJoin Shares in accordance with Section 2.07, such holder of iJoin Shares shall be entitled to receive the number of shares of Tech Common Stock determined by the Exchange Ratio.

          (c) From and after the Effective Time, all shares of iJoin Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent only the right, subject to Section 2.07(e) hereof, to be exchanged for that number of shares of Tech Common Stock into which such shares of iJoin Stock were converted in the Merger, upon surrender of the certificate(s) representing such shares in accordance with Section 2.07. Certificates previously representing shares of iJoin Stock shall be exchanged for the number of shares of Tech Common Stock determined by the Exchange Ratio upon the surrender of such certificates in accordance with the provisions of Section 2.07, without interest.

          (d) Any shares of iJoin Stock held in the treasury of iJoin and any shares of iJoin Stock owned by Tech or any direct or indirect wholly-owned subsidiary of Tech shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (e) Each issued and outstanding share of common stock, par value $.001 per share, of Tech Sub shall be converted into and become one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation, and the Surviving Corporation thereafter shall not have other equity securities.

     Section 2.07. Exchange of Certificates.

          (a) Exchange Procedures. At the Closing, each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of iJoin Stock shall tender such Certificates, together with stock powers, to Tech or its designated transfer or exchange agent. Upon surrender of a Certificate for cancellation to Tech, together with such duly executed stock power, the holder of such Certificate shall be entitled to receive in exchange therefor the shares of Tech Common Stock which such holder has the right to receive in respect of the shares of iJoin Stock formerly represented by such Certificates, together with any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b). The surrendered Certificates shall then be marked canceled. In the event of a transfer of ownership of shares of iJoin Stock which is not registered in the transfer records of iJoin, the shares of Tech Common Stock may be issued in accordance with this Article 2 to the transferee if the Certificates representing such shares of iJoin Shares are presented to Tech, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.07(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the number of shares of Tech Common Stock determined by the Exchange Ratio, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b).

          (b) Distributions with Respect to Unexchanged Shares of Tech Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Tech Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Tech Common Stock evidenced thereby until the holder of such

     Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of Tech Common Stock as provided in Section 2.07(a), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Tech Common Stock evidenced by such Certificate. There shall be paid to the holder of the certificates representing whole shares of Tech Common Stock issued in exchange therefor, without interest: (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Tech Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Tech Common Stock.

          (c) No Further Rights in iJoin Shares. The shares of Tech Common Stock issued or paid upon conversion of the shares of iJoin Stock in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.07(b)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of iJoin Stock.

          (d) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the iJoin stockholder claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such iJoin stockholder of a bond in such reasonable amount as the Surviving
     Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, Tech will issue in exchange for such lost, stolen or destroyed Certificate the number of shares of Tech Common Stock determined by the Exchange Ratio, and unpaid dividends and distributions on the shares of Tech Common Stock deliverable in respect thereof pursuant to this Agreement.

          (e) No Fractional Shares. No certificates or scrip evidencing fractional shares of Tech Common Stock or Tech Preferred Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each stockholder of iJoin who would otherwise be entitled to receive a fraction of a share of Tech Common Stock and/or Tech Preferred Stock, after aggregating all fractional shares of Tech Common Stock and/or Tech
     Preferred  Stock  which such  holder  would be  entitled  to receive  under
     Section 2.06, shall receive the next larger number of whole shares of Tech Common Stock and/or Tech Preferred Stock to which such holder would otherwise be entitled.

     Section 2.08. Stock Transfer Books. At the Effective Time, the stock transfer books of iJoin shall be closed and there shall be no further registration of transfers of shares of iJoin Shares thereafter on the records of iJoin. On or after the Effective Time, any Certificates presented to Tech for any reason shall be converted into the number of shares of Tech Common Stock determined by the Exchange Ratio, and any dividends or other distributions to which they are entitled pursuant to Section 2.07(b) in accordance with the terms of this Agreement.

     Section 2.09. Derivative Securities.

          (a) At the Effective Time, each then outstanding share of iJoin Preferred, instrument representing exchangeable stock of iJoin, and option to acquire shares of iJoin Stock set forth on Section 2.09(a) of the iJoin Disclosure Schedule (collectively, the "iJoin Stock Rights"), shall, automatically and without any action on the part of the holder thereof, be assumed by Tech. The holders of such iJoin Stock Rights shall continue to have, and be subject to, the same terms and conditions set forth in the agreements or instruments pursuant to which such iJoin Stock Rights were issued or granted as in effect immediately prior to the Effective Time, except that (i) such iJoin Stock Rights shall be convertible or exercisable, as applicable, for that number of whole shares of Tech Common Stock equal to the product of the number of shares of iJoin Stock covered by the iJoin Right immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Tech Common Stock, and (ii) the per share conversion or exercise price for the shares of Tech Common Stock issuable upon the conversion or exercise of such assumed iJoin Stock Right, as applicable, shall be equal to the quotient determined by dividing the conversion or exercise price per share of iJoin Stock specified for such iJoin Stock Right under the applicable agreement or instrument in effect immediately prior to the Effective Time by the Exchange Ratio, rounding the resulting exercise price down to the nearest whole cent.

          (b) At the Effective Time, each then outstanding warrant to purchase shares of iJoin Stock set forth on Section 2.09(b) of the iJoin Disclosure Schedule (collectively, the "iJoin Warrants"), shall, automatically and without any action on the part of the holder thereof, be assumed by Tech. The holders of such iJoin Warrants shall continue to have, and be subject to, the same terms and conditions set forth in the agreements or instruments pursuant to which such iJoin Warrants were issued or granted as in effect immediately prior to the Effective Time, except that, by virtue of the Merger, the provisions of the iJoin Warrants provide that such iJoin Warrants shall be convertible or exercisable, as applicable, for that number of whole shares of Tech Common Stock equal to the product of the number of shares of iJoin Stock covered by the iJoin Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio rounded up to the nearest whole number of shares of Tech Common Stock and that the exercise price of such iJoin Warrants shall be reduced.

          (c) At the Effective Time, Tech shall reserve for issuance the number of shares of Tech Common Stock that will become issuable upon the exercise of the iJoin Stock Rights or iJoin Warrants pursuant to this Section 2.09. Nothing in this Section 2.09 shall affect the schedule of vesting (or the acceleration thereof) with respect to the iJoin Stock Rights or iJoin Warrants to be assumed by Tech as provided in this Section 2.09. Notwithstanding anything to the contrary, nothing herein shall require Tech to issue fractional shares of Tech Common Stock upon the exercise of any iJoin Stock Rights or iJoin Warrants.

          (d) After the Closing, Tech may, at its sole option upon the surrender of the iJoin Instrument (defined below) for cancellation, issue to each holder of an instrument that immediately prior to the Effective Time represented outstanding iJoin Stock Rights or iJoin Warrants (the "iJoin Instrument") in exchange for such iJoin Instrument a Tech instrument, having the same terms and provisions and subject to the same conditions as represented by the iJoin Instrument being surrendered for cancellation. The surrendered iJoin Instrument shall then be marked canceled.

          (e) Prior to the Closing, except for outstanding iJoin Stock Rights or iJoin Warrants which shall be assumed by Tech, iJoin shall take any and all actions necessary to cause to be converted any and all outstanding shares of the iJoin Preferred and other securities convertible or exercisable into shares of iJoin Stock and then outstanding.

     Section 2.10. Dissenting Stock. Notwithstanding any provision of this Agreement to the contrary, shares of the iJoin Stock with respect to which appraisal rights have been demanded and perfected in accordance with Section 262(d) of the Delaware Law (the "Dissenting Stock") shall not be converted into the right to receive the Tech Common Stock as provided in Section 2.06 hereof at or after the Effective Time, and the holder thereof shall be entitled only to such rights as are granted by the Delaware Law. Notwithstanding anything set forth in the preceding sentence, if any holder of shares of the iJoin Stock who demands appraisal of such shares under the Delaware Law shall effectively withdraw his or her demand for such appraisal (in accordance with Section 262(k) of the Delaware Law) or becomes ineligible for such appraisal (through failure to perfect or otherwise) then, as of the Effective Time or the occurrence of such event, whichever is the last to occur, such holder's Dissenting Stock shall cease to be Dissenting Stock and shall be converted into and represent the right to receive the Tech Common Stock as provided in Section 2.06, without interest thereon.



                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF IJOIN

     Except as set forth in the disclosure schedule delivered by iJoin to Tech on the date hereof and initialed by the Parties (the "iJoin Disclosure Schedule"), which disclosure shall correspond and be applicable only to the numbered paragraphs in this Agreement to which they specifically refer and not to any other numbered paragraphs in this Agreement, iJoin represents and warrants to Tech that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3 except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be correct and complete as of such specified date).

     Section 3.01. Organization, Qualification and Corporate Power. iJoin is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. iJoin is duly qualified and is in good standing as a foreign corporation in all states or jurisdictions in which the character and location of any of the properties owned or leased by iJoin, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation and where it has not so qualified, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect in the condition (financial or otherwise), results of operations or business of iJoin. iJoin has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 3.01 of the iJoin Disclosure Schedule lists the directors and officers of iJoin. Except as set forth on
Section 3.01 of the iJoin Disclosure Schedule, iJoin does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution, delivery and performance of this Agreement and the other agreements, documents and instruments executed in connection herewith to which iJoin is a party and the consummation by iJoin of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and, other than the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of the capital stock of iJoin as provided in Section 5.14 hereof, the filing and recordation of appropriate merger documents as required by the Delaware Law and the receipt of the Fairness Opinion that the Merger and other transactions contemplated by this Agreement are fair, from a financial point of view, to the stockholders of iJoin, no other corporate proceedings on the part of iJoin are  necessary  to  authorize  this  Agreement  or such  other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby. The Agreement and the other agreements, documents and instruments executed in connection herewith to which iJoin is a party, when executed and delivered by iJoin, will be the valid and binding obligation of iJoin, enforceable against iJoin in accordance with their respective terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to, limiting or affecting the enforcement of creditors' rights generally and except that any remedy in the nature of equitable relief shall be in the discretion of the court. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of iJoin are correct and complete. iJoin is not in default under or in violation of any provision of its charter or bylaws.

     Section 3.02. Noncontravention. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance by iJoin of its obligations hereunder will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which iJoin is subject or any provision of its charter or by-laws or (b) except as set forth on Section 3.02(b) of the iJoin Disclosure Schedule, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which iJoin is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) or (c) except as set forth on Section 3.02(c) of the iJoin Disclosure Schedule, require the consent, waiver, approval, license, authorization, certificate or franchise, of or any filing by iJoin with any third party or court, governmental or administrative authority (each a "Consent").

     Section 3.03. Capitalization. iJoin's authorized capital stock consists of 25,000,000 shares of common stock ("iJoin Stock") and 15,000,000 shares of preferred stock ("iJoin Preferred"), as set forth on Section 3.03 (a) of the iJoin Disclosure Schedule, which as of April 24, 2001: (i) 1,265,702 shares of iJoin Stock are issued and outstanding and (ii) 4,000,000 shares of Series A iJoin Preferred are issued and outstanding, 1,500,000 shares of Series B iJoin Preferred are issued and outstanding and 3,574,000 shares of Series C iJoin
Preferred are issued and outstanding. Each share of iJoin Preferred is convertible into a share of common stock, on a 1:1 basis. No iJoin Shares are held in treasury. All of the issued and outstanding shares of iJoin Stock and iJoin Preferred have been duly authorized, are validly issued, fully paid, and non-assessable. Except as set forth in Section 3.03(b) of the iJoin Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require iJoin to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to iJoin. Except as set forth in Section 3.03(b) of the iJoin Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of iJoin. iJoin has reserved 3,947,200 shares of iJoin Stock for issuance pursuant to the exercise or exchange, as applicable, of outstanding options, warrants and exchangeable shares and 9,074,000 shares of iJoin Stock for issuance pursuant to the conversion of outstanding iJoin Preferred, as more particularly listed in
Section 3.03(b) of the iJoin Disclosure Schedule. Section 3.03(b) of the iJoin Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of iJoin Common Stock exercisable for and the expiration date for each outstanding option and warrant of iJoin. Section 3.03(b) of the iJoin Disclosure Schedule shall also set forth each outstanding option, warrant and other convertible security of iJoin that is subject to registration rights.

     Section 3.04. Brokers' Fees. iJoin has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 3.05. Title to Assets. To the Knowledge of iJoin, iJoin has good title to, or a valid leasehold interest in, the properties and assets reflected as owned or leased by it on the iJoin Balance Sheet (as defined in Section 3.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the iJoin Balance Sheet.

     Section 3.06. Subsidiaries. Except as set forth on Schedule 3.06, iJoin does not: (a) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other entity; (b) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity; or (c) have any obligation, direct or indirect, present or contingent, (i) to purchase or subscribe for any interest in, advance or loan funds to, or in any way make investments in, any person or entity, or (ii) to share any profits or capital investments or both from any entity

     Section 3.07. Financial Statements.

          (a) The iJoin Audited Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of iJoin; (ii) present fairly and accurately the financial condition of iJoin, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders' equity for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of iJoin, and of the results of operations of iJoin for the periods covered by such statements, and fairly present in all material respects the financial position, results of operations and changes in stockholders' equity of iJoin, as of the respective dates thereof and for the respective periods indicated therein.

          (b) The unaudited balance sheet and statement of income ("iJoin Most Recent Financial Statements") as of and for the two months ended February 28, 2001 for iJoin have been prepared internally on a consistent basis and present fairly in all material respects the financial condition of iJoin as of such dates and the results of operations of iJoin for such periods; provided, however, that the iJoin Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items required by GAAP.

          (c) Except as set forth herein or in Section 3.07(c) of the iJoin Disclosure Schedule, since February 28, 2001, there has not been any material adverse change in the financial condition of iJoin.

     Section 3.08. Undisclosed Liabilities. Except as set forth in Section 3.08 of the iJoin Disclosure Schedule, none of iJoin and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and, to the Knowledge of iJoin, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the audited consolidated balance sheet of iJoin as of December 31, 2000, including the notes to the audited financial statements of which such balance sheet is a part, for the year ended December 31, 2000 (the "iJoin Balance Sheet").

     Section 3.09. Legal Compliance. Except as set forth in Section 3.09 of the iJoin Disclosure Schedule, iJoin and its Subsidiaries have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by iJoin or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     Section 3.10. Real Property. Each of iJoin and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property, other than pursuant to a valid lease.

     Section 3.11. Tangible Assets. To the Knowledge of iJoin, the buildings, machinery, equipment, and other tangible assets that iJoin and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used.

     Section 3.12. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of iJoin and its Subsidiaries.

     Section 3.13. Insurance.  Set forth on Section 3.13 of the iJoin Disclosure
Schedule is a true, correct and complete list and summary description of all policies of insurance (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) relating to iJoin and its Subsidiaries, their respective business or any of their properties, personnel or management, or in which either iJoin or its Subsidiaries is an insured party, or otherwise the beneficiary of coverage at any time within the past 3 years. With respect to each such insurance policy:
(i) the policy is valid,  binding,  enforceable,  and in full force and  effect;
(ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither iJoin nor, to the Knowledge of iJoin, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of iJoin, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. iJoin has been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section
3.13 of the iJoin Disclosure Schedule describes any material self-insurance arrangements affecting iJoin.

     Section 3.14. Litigation. Section 3.14 of the iJoin Disclosure Schedule sets forth each instance in which iJoin and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as otherwise set forth therein, none of the actions, suits, proceedings, hearings, and investigations set forth in Section 3.14 of the iJoin Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of iJoin. None of iJoin, its Subsidiaries and their respective directors and officers (and employees with responsibility for litigation matters) has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against iJoin.

     Section 3.15. Employees. Neither iJoin nor its Subsidiaries is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. iJoin has not committed any material unfair labor practice. Neither iJoin, its Subsidiaries, nor any of their respective directors and officers has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of iJoin.

     Section 3.16. Guaranties. Neither iJoin nor its Subsidiaries is a guarantor
or  otherwise   responsible   for  any   liability  or   obligation   (including
indebtedness) of any other Person.

     Section 3.17. Certain Business Practices. Neither iJoin nor its Subsidiaries nor, to the Knowledge of iJoin, any director, officer, authorized agent or employee of iJoin has, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of iJoin.

     Section 3.18. Parachute Payments. Neither iJoin nor its Subsidiaries has entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any Person.

     Section 3.19. Disclosure. The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3, in light of the circumstances under which made, not misleading.



                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                      CONCERNING TECH AND ITS SUBSIDIARIES

     Except as set forth in the disclosure schedule delivered by Tech and its Subsidiaries to iJoin on the date hereof and initialed by the Parties (the "Tech Disclosure Schedule"), which disclosure shall correspond and be applicable only to the numbered paragraphs in this Agreement to which they specifically refer and not to any other numbered paragraphs in this Agreement, each of Tech and its Subsidiaries represents and warrants to iJoin that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4 except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall be correct and complete as of such specified date).

     Section 4.01. Organization, Qualification, and Corporate Power. Each of Tech and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Tech and its Subsidiaries is duly qualified and is in good standing as a foreign corporation in all states or jurisdictions in which the character and location of any of the properties owned or leased by it, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation and where it has not so qualified, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect in the condition (financial or otherwise), results of operations or business of Tech. Each of Tech and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby. Section 4.01 of the Tech Disclosure Schedule lists the directors and officers of Tech and its Subsidiaries. Except as set forth on Section 4.01 of the Tech Disclosure Schedule, each of Tech and its Subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity. The execution, delivery and performance of this Agreement by Tech and the other agreements, documents and instruments executed in connection herewith to which Tech is a party and the consummation by Tech of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and, other than the filing and recordation of appropriate merger documents with the Secretary as required by Delaware Law, no other corporate proceedings on the part of Tech are necessary to authorize this Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby. The Agreement and the other agreements, documents and instruments, when executed and delivered by Tech or its Subsidiaries, will be the binding obligation of Tech or its Subsidiaries, as the case may be, enforceable against Tech or its Subsidiaries, as the case may be, in accordance with their respective terms, subject to the effect of applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to, limiting or affecting the enforcement of creditors' rights generally and except that any remedy in the nature of equitable relief shall be in the discretion of the court. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of Tech and its Subsidiaries are correct and complete. None of Tech and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     Section 4.02. Capitalization.

          (a) The authorized capital stock of Tech consists of 50,000,000 shares of Tech Common Stock and 10,000,000 shares of Tech Preferred. As of December 31, 2000, 5,000,000 shares of Tech Common Stock were issued and outstanding, of which approximately 500,000 shares are owned by non-affiliates and are freely tradable, and no shares of Tech Preferred were issued and outstanding. No shares of Tech Common Stock were held in treasury. All of the issued and outstanding shares of Tech Common Stock have been duly authorized, are validly issued, fully paid and non-assessable and not subject to preemptive rights.

          (b) Prior to the Closing, Tech shall have taken all the necessary corporate actions, whether by stock dividend, stock split or otherwise, to effect an increase in the number of issued and outstanding shares of Tech Common Stock from 5,000,000 to 40,000,000 shares.

          (c) Except as set forth in Section 4.02(a) of the Tech Disclosure Schedule and as contemplated by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Tech to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Tech. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Tech. Except for the transactions contemplated by this Agreement, there are no outstanding contractual obligations or other commitments or arrangements of Tech of its Subsidiaries to: (i) repurchase, redeem or otherwise acquire any shares of the capital stock of Tech or its Subsidiaries (or any interest therein) or (ii) provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity, or
     (iii) issue or distribute to any person any capital stock of Tech or any Subsidiary, or (iv) issue or distribute to holders of any of the capital stock of Tech or any Subsidiary any evidence of indebtedness or assets of Tech. Tech has not reserved Tech Common Stock shares for issuance pursuant to the exercise of the outstanding options, warrants and other convertible securities listed in Section 4.02(a) of the Tech Disclosure Schedule.
     Section 4.02(a) of the Tech Disclosure Schedule shall set forth the date of grant, exercise price, number of shares of Tech Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of Tech. Section 4.02(b) of the Tech Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of Tech that is subject to registration rights.

          (d) The Tech Common Stock issuable upon consummation of the Merger, when issued and delivered in accordance with the terms and provisions of this Agreement, will be (a) duly authorized and validly issued, fully paid and non-assessable, (b) free and clear of any security interests, pledges, mortgages, claims, liens and encumbrances of any kind whatsoever, and (c) issued in compliance with all applicable federal and state securities laws.

     Section 4.03. Noncontravention. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance by Tech or Tech Sum of their respective obligations hereunder will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Tech and its Subsidiaries is subject or any provision of the charter or bylaws of any of Tech and its Subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Tech and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) or (c) except as set forth on Section 4.03 of the Tech Disclosure Schedule, require any Consent.

     Section 4.04. Brokers' Fees. Except as set forth in Section 4.04 of the Tech Disclosure Schedule, none of Tech and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 4.05. Title to Assets. Tech and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Tech Balance Sheet (as defined in Section 4.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Tech Balance Sheet.

     Section 4.06. Subsidiaries. Section 4.06 of the Tech Disclosure Schedule sets forth for each Subsidiary of Tech (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Tech have been duly authorized and are validly issued, fully paid, and non-assessable. One of Tech and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Tech, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Tech and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Tech to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Tech. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Tech. None of Tech and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Tech.

     Section 4.07. SEC Filings; Financial Statements.

          (a) Tech has timely filed all forms, reports, statements and documents (collectively, the "SEC Reports") required to be filed by it within the past twelve months with the SEC. The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Tech is currently required to file any form, report or other document with the SEC.

          (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of Tech; (ii) present fairly and accurately the financial condition of Tech, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders' equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of Tech, and of the results of operations of Tech for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-X and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders' equity and cash flows of

     Tech and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

          (c) Except to the extent set forth on the audited consolidated balance sheet of Tech as of September 30, 2000, including the notes to the audited financial statements of which such balance sheet is a part and which is included in Tech's Form 10-KSB for the year ended September 30, 2000 (the "Tech Balance Sheet"), neither Tech nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          (d) Tech has heretofore made available to iJoin, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by Tech with the SEC to all agreements, documents and other instruments that previously had been filed by Tech as exhibits to the SEC Reports and are currently in effect.

     Section 4.08. Absence of Certain Changes or Events. Since December 31, 2000 (as per Form 10-QSB for the quarter ended December 31, 2000), there has not been any material adverse change in the condition (financial or otherwise), results of operations or business of Tech and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

          (a) none of Tech and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of Tech and its Subsidiaries has entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

          (c) no party (including any of Tech and its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $1,000 to which any of Tech and its Subsidiaries is a party or by which any of them is bound;

          (d) none of Tech and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (e)  none  of  Tech  and  its   Subsidiaries   has  made  any  capital
     expenditures (or series of related capital expenditures) in excess of $1,000;

          (f) except as set forth in Section 4.08(f) of the Tech Disclosure Schedule, none of Tech and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

          (g) none of Tech and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations either involving more than $500 singly or $1,000 in the aggregate;

          (h) none of Tech and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (i) except as contemplated by this Agreement, there has been no change made or authorized in the charter or bylaws of any of Tech and its Subsidiaries;

          (j) except as contemplated by this Agreement, none of Tech and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (k) except as contemplated  by this Agreement,  except as set forth in
     Section 4.08(k) of the Tech Disclosure Schedule, none of Tech and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) none of Tech and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) except as set forth in Section 4.08(m) of the Tech Disclosure Schedule, none of Tech and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (n) none of Tech and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

          (o) none of Tech and its Subsidiaries has granted any increase in the base compensation of any of its directors or officers or any of its other employees outside the Ordinary Course of Business;

          (p) except as contemplated by this Agreement, none of Tech and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of Tech and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees; and

          (r) except as set forth in Section 4.08(r) of the Tech Disclosure Schedule, none of Tech and its Subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

          (s) none of Tech and its Subsidiaries has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $1,000 or outside the Ordinary Course of Business;

          (t) none of Tech and its Subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

          (u) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Tech and its Subsidiaries; and

          (v) none of Tech and its Subsidiaries has committed to any of the foregoing.

     Section 4.09. Undisclosed Liabilities. None of Tech and its Subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the Tech Balance Sheet (rather than in any notes thereto).

     Section 4.10. Legal Compliance. Each of Tech, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by Tech or its Subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     Section 4.11. Tax Matters.

          (a) Each of Tech and its Subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by any of Tech and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Tech and its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Tech and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Tech and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of Tech and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of any of Tech and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute, claim, notice or inquiry concerning any Tax liability of any of Tech or its Subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of each of Tech and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. There are no material matters under discussion between Tech or its Subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to Tech or its Subsidiaries or the business or property of Tech or its Subsidiaries.

          (d) Section 4.11(d) of the Tech Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to Tech and its Subsidiaries for Taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Tech has delivered to iJoin correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by Tech or its Subsidiaries since December 31, 1996. None of Tech and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of Tech and its  Subsidiaries  has filed a consent under Code
     Section 341(f) concerning collapsible corporations. None of Tech and its Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. None of Tech and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of Tech and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S)6662. None of Tech and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Tech and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Tech) or (ii) has any liability for the Taxes of any Person (other than of Tech or any of its Subsidiaries) under Treasury Regulation
     Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (f) Section 4.11(f) of the Tech Disclosure Schedule sets forth estimates of the following information with respect to each of Tech and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date: (A) the basis of Tech or

     Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to Tech or Subsidiary; and (D) the amount of any deferred gain or loss allocable to Tech or Subsidiary arising out of any Deferred Intercompany Transaction.

          (g) The unpaid Taxes of Tech and its Subsidiaries (i) did not, as of December 31, 2000, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Tech Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Tech and its Subsidiaries in filing their Tax Returns.

     Section 4.12. Real Property.

          (a) Each of Tech and its Subsidiaries does not own, has never owned, does not have, nor has it ever had any interest in any real property other than pursuant to a valid lease.

          (b) Section 4.12(b) of the Tech Disclosure Schedule lists and describes briefly all real property leased or subleased to each of Tech and its Subsidiaries. Tech has delivered to iJoin correct and complete copies of the leases and subleases listed in Section 4.12(b) of the Tech Disclosure Schedule (as amended to date).

     Section 4.13. Tangible Assets. To the Knowledge of Tech, the buildings, machinery, equipment, and other tangible assets that Tech and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used .

     Section 4.14. Contracts. Section 4.14 of the Tech Disclosure Schedule lists the following contracts and other agreements to which any of Tech and its Subsidiaries is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $5,000;

          (c) any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (e) any agreement concerning confidentiality or noncompetition;

          (f) any agreement, contract or understanding (including any agreement, contract or understanding evidencing any outstanding indebtedness or other similar obligations to Tech or its Subsidiaries) with any director, officer, Affiliate or "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of Tech or its Subsidiaries;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h) any collective bargaining agreement;

          (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

          (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (k) any agreement under which the consequences of a default or termination could have a material adverse effect in the condition (financial or otherwise), results of operations or business of any of Tech and its Subsidiaries; or

          (l)  any  other  agreement  (or  group  of  related   agreements)  the
     performance of which involves consideration in excess of $5,000.

     Tech has delivered to iJoin a correct and complete copy of each written agreement listed in Section 4.14 of the Tech Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.14 of the Tech Disclosure Schedule. With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

     Section 4.15. Notes and Accounts Receivable. All notes and accounts receivable of Tech and its Subsidiaries listed on Section 4.15 of the Tech Disclosure Schedule are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Tech Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date. With respect to the accounts receivable listed on Section 4.15 of the Tech Disclosure Schedule, no chargeback allowance or cooperative advertising allowance or related liability exists that is not fully and accurately reflected in such accounts receivable.

     Section 4.16. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of Tech and its Subsidiaries.

     Section 4.17. Insurance. Section 4.17 of the Tech Disclosure Schedule is a true, correct and complete list and summary description of all policies of insurance (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) relating to Tech or its Subsidiaries, their respective businesses or any of their respective properties, personnel or management, or in which Tech or its Subsidiaries is an insured party, or otherwise the beneficiary of coverage at any time within the past 3 years. With respect to each such insurance policy: (i) the policy is valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither Tech or its Subsidiaries nor, to the Knowledge of Tech or Tech Sub, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the Knowledge of Tech, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof. Tech and its Subsidiaries have been covered during the past 2 years by insurance in scope and amount customary and reasonable for the businesses in which they have engaged during the aforementioned period. Section 4.17 of the Tech Disclosure Schedule describes any material self-insurance arrangements affecting Tech or its Subsidiaries.

     Section 4.18. Litigation. Section 4.18 of the Tech Disclosure Schedule sets forth each instance in which any of Tech and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.18 of the Tech Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Tech and its Subsidiaries. None of Tech and its Subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of Tech and its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of Tech and its Subsidiaries.

     Section 4.19. Employees. None of Tech and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of Tech and its Subsidiaries has committed any material unfair labor practice. None of Tech and its Subsidiaries and the directors and officers of Tech and its Subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of Tech and its Subsidiaries.

     Section 4.20. Employee Benefits.

          (a) None of Tech and its Subsidiaries maintains or contributes, or has ever maintained or contributed to any Employee Benefit Plan.

          (b) None of Tech, its Subsidiaries and the other members of the Controlled Group of Corporations that includes Tech and its Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

          (c) None of Tech and its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

          (d) No current or former employee, officer and director of Tech and its Subsidiaries has any outstanding agreement, contract or understanding with respect to Tech or its Subsidiaries that provides for bonus payments.

     Section 4.21. Guaranties.  None of Tech and its Subsidiaries is a guarantor
or  otherwise  is  responsible  for  any  liability  or  obligation   (including
indebtedness) of any other Person.

     Section 4.22. Environment, Health, and Safety.

          (a) Each of Tech and its Subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law. Neither any of Tech and its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Tech or its Subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Tech, its Subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

          (b) There are no pending or Threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal, or mixed) in which any of Tech or its Subsidiaries has or had an interest.

          (c) Neither any of Tech or its Subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any actual, alleged, possible or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Tech or its Subsidiaries had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of Tech, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received. Neither any of Tech or its Subsidiaries, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal, or mixed) in which any of Tech or its Subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

          (d) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of any Facility or such adjoining property, or incorporated into any structure therein or thereon. None of Tech, its Subsidiaries, any other Person for whose conduct they are or may be held responsible, or any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of Tech or its Subsidiaries has or had an interest.

          (e) There has been no Release or, to Tech's Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal, or mixed) in which any of Tech or its Subsidiaries has or had an interest, or any geologically or hydrologically adjoining property, whether by any of Tech, its Subsidiaries, or any other Person.

          (f) Tech has delivered to iJoin true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of Tech or its Subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by any of Tech, its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     Section 4.23. Certain Business Relationships With Tech. Except as disclosed in Section 4.23 of the Tech Disclosure Schedule, none of the directors and officers of Tech and its Subsidiaries and their Affiliates has been involved in any business arrangement or relationship with Tech or its Subsidiaries within the past 24 months, and none of the directors and officers of Tech and its Subsidiaries and their Affiliates owns any asset, tangible or intangible, which is used in the business of Tech or its Subsidiaries.

     Section 4.24. Change of Control. Tech and its Subsidiaries are not a party to any agreement, contract, obligation, or undertaking which contains a "change in control," "potential change in control" or similar provision and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Tech and its Subsidiaries to any Person, materially increase any benefits otherwise payable by Tech or any of its Subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

     Section 4.25. Certain Business Practices. Tech and its Subsidiaries and, to the Knowledge of Tech, each director, officer, authorized agent or employee of Tech or any of its Subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of Tech and its Subsidiaries.

     Section 4.26. Parachute Payments. Tech has not entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any Person.

     Section 4.27. Information Statement. The information supplied or to be supplied by or on behalf of Tech for inclusion or incorporated by reference in the Tech information statement pursuant to Section 14(f) of the Exchange Act, in definitive form (the "Information Statement"), will not, at the date mailed to the Tech stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement, insofar as it relates to Tech, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

     Section 4.28. Disclosure. The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4, in light of the circumstances made, not misleading.


                                    ARTICLE 5
                              PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     Section 5.01. General. Each of the Parties will use his, her or its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7).

     Section 5.02. Notices and Consents. Each of Tech and its Subsidiaries shall give any notices to third parties, and each of Tech and its Subsidiaries shall use its best efforts to obtain any third party consents, that iJoin reasonably may request in connection with the matters referred to in Section 4.03. Each of iJoin, on the one hand, and Tech and its Subsidiaries, and the other hand, will give any notices to, make any filings with, and use its reasonable best efforts to obtain any Consents in connection with the matters referred to in Sections
3.02 and 4.03, respectively.

     Section 5.03. Operation of Business. Except as expressly contemplated by this Agreement, each of (i) Tech and its Subsidiaries, and (ii) iJoin, shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Tech and its Subsidiaries and iJoin shall not, directly or indirectly, (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) become a party to any agreement of the type of referred to in Section 4.20 (only with respect to Tech and its Subsidiaries), or
(c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.07 (only with respect to Tech and its Subsidiaries).

     Section 5.04. Preservation of Business. Each of (i) Tech and its Subsidiaries, and (ii) iJoin, shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees. At all times prior to the Merger, Tech and its Subsidiaries shall take any and all actions necessary to maintain the inclusion of the shares of Tech Common Stock on the OTC Bulletin Board.

     Section 5.05. Investigation/Schedules and Exhibits.

          (a) Between the date hereof and the earlier of the Effective Time or the termination date of this Agreement, Tech and/or Tech Sub, on the one hand, and iJoin, on the other hand (each an "Investigating Party"), may, directly and through their authorized representatives, make such investigation of the other parties and their respective businesses and assets as such Investigating Party reasonably deems necessary or advisable; provided, that such investigation shall not affect any of the representations and warranties contained in this Agreement or in any instrument or document delivered pursuant to this Agreement. In furtherance of the foregoing, the Investigating Party shall have reasonable access, upon reasonable advance notice, during normal business hours after the date hereof, to all properties, books, contracts, commitments and records of the other party, and the party being investigated hereunder shall furnish such financial and operating data and other information as may from time to time be reasonably requested relating to the transactions contemplated by this Agreement. The party being investigated hereunder, and its respective management, employees, accountants and attorneys, shall cooperate fully with the Investigating Party in connection with any such investigation. Any Confidential Information which the Investigating Party or its authorized representative obtains in connection with any investigation pursuant hereto shall be subject to the provisions of Section 5.16 hereof.

          (b) The parties hereto acknowledge that anything in this Agreement contained to the contrary notwithstanding, neither iJoin nor Tech and the Tech Sub has yet delivered all of the schedules referred to in Articles 3 and 4 of this Agreement or Exhibits A through E of this Agreement. Each of iJoin, Tech and the Tech Sub, as the case may be, shall deliver such schedules and exhibits to the other parties hereto as soon as practicable hereafter, but in no event later than April 27, 2001. Each of iJoin, Tech and the Tech Sub shall have three (3) business days after delivery of such schedules to review and approve or, in its reasonable discretion, reject any of them. If neither party, as applicable, has rejected such schedules or exhibits within such period, then the schedule(s) or the exhibit(s), as the case may be, shall be deemed to have been accepted as the schedule(s) or exhibit(s) referred to in such Articles.

     Section 5.06. Notice of Developments. iJoin and Tech will give prompt written notice to the other party of any adverse development causing a breach of any of the representations and warranties in Article 3 or 4, respectively. No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the iJoin Disclosure Schedule or the Tech Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     Section 5.07. Exclusivity.

          (a) Tech agrees that it, prior to the Effective Time, shall not, directly or indirectly, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any director, officer, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, Tech or any of its Subsidiaries (collectively, the "Tech Representatives") to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal, provided, however, that, the foregoing shall not prohibit Tech from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with Tech pursuant to an Acquisition Proposal which the board of directors of Tech (or any committee thereof considering such proposal) in good faith determines is reasonably likely to be more favorable to the stockholders of Tech than the transactions contemplated by this Agreement (a "Superior Proposal"), so long as:

               (i) prior to furnishing any information to, or entering into discussions or negotiations with such a Person, Tech provides twenty-four (24) hours' advance written notice to iJoin to the effect that it is furnishing information to, or entering into substantive discussions or negotiations with, a Person from whom Tech shall have received an executed confidentiality agreement in form and substance satisfactory to iJoin prior to furnishing such information;

               (ii) such notice shall include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such Person;

               (iii) prior to furnishing any nonpublic information to any such Person, Tech furnishes such nonpublic information to iJoin (to the extent that such nonpublic information has not been previously furnished by Tech to iJoin);

               (iv) neither Tech nor any of its Subsidiaries nor any of the Tech Representatives shall have violated any of the restrictions set forth in this Section 5.07;

               (v) such unsolicited bona fide proposal relating to a Superior Proposal is made by a third party that the board of directors of Tech (or any committee thereof considering such proposal) determines in good faith has the good faith intent to proceed with negotiations to consider such Superior Proposal;

               (vi) the board of directors of Tech (or any committee thereof considering such proposal), after duly considering the written advice of outside legal counsel to Tech, determines in good faith that such action is required for the Board of Directors of Tech to comply with its fiduciary duties to stockholders imposed by applicable law; and

               (vii) Tech keeps iJoin informed in all material respects of the status and terms of any such negotiations or discussions (including without limitation the identity of the Person with whom such negotiations or discussions are being held) and provides iJoin copies of such written proposals and any amendments or revisions thereto or correspondence related thereto.

          (b) Tech shall notify iJoin in writing of the fact that it has received inquiries, offers or proposals that it reasonably believes to be bona fide with respect to an Acquisition Proposal within twenty-four (24) hours after the receipt thereof. Tech will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Acquisition Proposal. Tech agrees to inform the Tech Representatives of the obligations undertaken in this Section 5.07; provided, however, that nothing contained in this Agreement shall prevent the board of directors of Tech from referring any third-party to this
     Section 5.07.

          (c) Tech agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Tech or any of its Subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of iJoin.

          (d) Except as expressly permitted by this Section 5.07, neither the board of directors of Tech nor any committee thereof shall (i) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to iJoin, the approval by such board of directors or such committee of the board of directors, approving or taking such action with respect to the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Superior Proposal or (iii) cause Tech to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Tech (or any committee thereof considering an Acquisition Proposal) determines in good faith, after consultation with outside counsel, that in light of a

     Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders of Tech under applicable law, the board of directors of Tech may (subject to this and the following sentences) withdraw, modify or change its recommendation of the Merger, but only after twenty-four (24) hours following iJoin's receipt of written notice advising iJoin that the board of directors of Tech is prepared to do so, and only if, during such twenty-four (24) hour period, Tech and its advisors shall have negotiated in good faith with iJoin to make such adjustments in the terms and conditions of this Agreement as would enable iJoin to proceed with the transactions contemplated herein on such adjusted terms.

          (e) Nothing contained in this Section 5.07 shall prohibit Tech from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and/or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the stockholders of Tech if, in the good faith judgment of the board of directors of Tech, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

     For purposes of this Section 5.07, "Acquisition Proposal" means any offer or proposal for (whether or not in writing and whether or not delivered to the stockholders of Tech generally), from any Person relating to any (A) direct or indirect acquisition or purchase of assets (1) that constitute 15% or more of the assets of Tech and its Subsidiaries taken as a whole or (2) for which 15% or more of the net revenues or net income of Tech and its Subsidiaries taken as a whole are attributable, (B) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of Tech or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Tech and its Subsidiaries, taken as a whole, (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of Tech or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Tech and its Subsidiaries, taken as a whole, or (D) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Tech or any of its Subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of Tech and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

     Section 5.08. [omitted]

     Section 5.09. Composition of Tech and Surviving Corporation Board and Officers at Effective Time. Tech will take all necessary actions to ensure that, at the Effective Time, the Board of Directors of Tech is comprised of, and the officer positions of Tech are filled with, the persons set forth on Exhibit B of the Disclosure Schedule, each to serve until his or her successor is elected and qualified or until the earlier termination, resignation or removal.

     Section 5.10 Information Statement. Tech, with the cooperation and assistance of iJoin and its counsel, will prepare, file with the SEC no later than five (5) Business Days after the date of this Agreement and, not less than ten days thereafter, distribute to the holders of Tech Common Stock the 14(f) Information Statement containing all the information required or permitted by Rule 14f-1 and other applicable rules and regulations under the Exchange Act. In addition, after the Closing Date, iJoin will cause to be prepared, filed with the SEC at least ten days prior to mailing to the holders of Tech Common Stock, a Schedule 14C and information statement pursuant to Rule 14(c) ("14(c)
Information Statement")describing the change of corporate name of Tech and any other corporate matters management of iJoin believes is necessary or appropriate.

     Section 5.11. Change of Corporate Name. Tech and the stockholders of Tech will take all necessary actions to authorize that, at the Effective Time, the corporate name of Tech is changed to iJoin Systems, Inc. or other name selected by iJoin.

     Section 5.12. Additional Issuances of Tech securities. Immediately after the Closing, Tech shall issue 443,358 fully paid and non-assessable shares of common stock to Right! Systems in accordance with the terms of that certain agreement between Right! Systems and iJoin.

     Section 5.13. Cancellation of Tech Common Stock. Immediately after the Effective Time, William H. Ragsdale, the principal shareholder of Tech at the time of the Merger, will surrender an aggregate of 35,900,000 of his 36,000,000 shares of Tech Common Stock issued and outstanding to Tech for immediate cancellation.

     Section 5.14. Consent of iJoin stockholders. iJoin will take all acts necessary to obtain the consent of its stockholders to the Agreement, the Merger and the other transactions contemplated by this Agreement. Such form of consent shall be prepared and distributed, no later than five (5) Business Days after the date of this Agreement, to the holders of iJoin securities and shall contain all of the information material or reasonably necessary for the iJoin security holders to make an informed decision about the Merger, as well as provide with respect to any iJoin security holder who does not consent to the Merger an opportunity to dissent and receive payment of the fair value of his securities in accordance with the provisions of the Delaware Law.

     Section 5.15. Section 16(b) Board Approval. Prior to Closing, the Board of Directors of Tech shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of "non-employee directors" thereof, approve and adopt, for purposes of exemption from "short-swing" liability under Section 16(b) of the Exchange Act, the acquisition of Tech Common Stock and/or Tech Preferred Stock at the Effective Time by officers and directors of iJoin who become, prior to, at, or following the Effective Time of the Merger, officers or directors of Tech as a result of the conversion of shares of iJoin Shares in the Merger and the assumption of any iJoin options or warrants by Tech at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the options and warrants of iJoin to be assumed by Tech at the Effective Time, the material terms of the options and warrants to purchase Tech Common Stock acquired by such insiders as a result of the assumption by Tech of such options and warrants.

     Section 5.16. Confidentiality. Each of Tech and its Subsidiaries agrees that, until the earlier of (i) two years from the date of this Agreement and
(ii) the Effective Time:

          (a) each of Tech and its Subsidiaries will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to iJoin or destroy, at the request and option of iJoin, all tangible embodiments (and all copies) of the Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

          (b) in the event that any of Tech and its Subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Tech and its Subsidiaries will notify iJoin promptly of the request or requirement so that iJoin may seek an appropriate protective order or waive compliance with the provisions of this Section 5.15; and

          (c) if, in the absence of a protective order or the receipt of a waiver hereunder, any of Tech or its Subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Tech or its Subsidiaries may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable best efforts to obtain, at the reasonable request of iJoin, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as iJoin shall designate.

     Section 5.17 Fairness Opinion. Promptly following the date hereof, iJoin shall, at its sole expense and cost, engage an investment banking or financial advisory firm to consider and render an opinion that the consideration being paid in the Merger is fair, from a financial point of view, to the stockholders of iJoin (the "Fairness Opinion").

     Section 5.18 D&O Insurance/Indemnification. At the Effective Time and for two (2) years thereafter, Tech shall, at its sole cost and expense, procure and maintain for any present or former director, officer, employee or agent of iJoin (each, an "Indemnitee") insured against liability by iJoin as of the date hereof an insurance policy (each, an "Insurance Policy") with respect to any liability to iJoin existing at the Effective Time by reason of the fact that such Indemnitee holds or held such position. Tech further agrees that all provisions with respect to indemnification by iJoin or with respect to liability to iJoin existing at the Effective Time in favor of any

Indemnitee, as set forth in iJoin's certificate of incorporation or by-laws or the agreements in effect on the date hereof with respect to each of the iJoin officers and directors shall survive the Merger and shall continue in full force and effect for a period of two (2) years.

     Section 5.19 Tech Stock Option Plan. Tech's board of directors shall take any and all actions necessary to authorize and adopt on terms acceptable to iJoin's management, a Stock Option Plan ("Tech Stock Option Plan"), including, without limitation, (i) reserving 3,000,000 shares of Tech common stock for granting under such plan, (ii) obtaining stockholder approval and consents, and
(iii) making all public filings required by applicable securities laws (including a disclosure statement on Schedule 14C under the Securities Exchange Act of 1934) to effect the Tech Stock Option Plan. Immediately following the Effective Time, Tech shall grant to the designated recipients listed on Exhibit C attached hereto options to purchase shares of Tech Common Stock pursuant to the Tech Stock Option Plan.


                                    ARTICLE 6
                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the Closing.

     Section 6.01. General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

     Section 6.02. Transition. None of Tech and its Subsidiaries will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Tech and its Subsidiaries from maintaining the same business relationships with Tech and its Subsidiaries after the Closing as it maintained with Tech and its Subsidiaries prior to the Closing.

     Section 6.03. Reports on Form 8-K. Immediately after the Closing Date, iJoin will procure the prompt preparation and file with the SEC appropriate notice describing this transaction on Form 8-K or other applicable form, which includes the information specified in Item 1 of Form 8-K, and otherwise comply with the provisions of the Securities Exchange Act. Within 60 days after the original report on Form 8-K must be filed, iJoin will procure the prompt preparation and file with the SEC an amendment to the 8-K filed immediately after the closing which includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X for the periods specified in Rule 3.05(b)

                                    ARTICLE 7
                        CONDITIONS TO OBLIGATION TO CLOSE

     Section 7.01. Conditions to Obligation of iJoin. The obligation of iJoin to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of Tech and its Subsidiaries set forth in Article 4 shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Effective Time except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

          (b) Tech and its Subsidiaries shall have performed and complied in all material respects each of their covenants and obligations under this Agreement required to be performed by or complied with by each of them on or prior to the Effective Time;

          (c) Tech and its Subsidiaries shall have procured all of the material third party consents specified in Section 5.02;

          (d) no action, suit, or proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of iJoin shareholders to own shares of Tech Common Stock and to control Tech and its Subsidiaries, or (iv) affect materially and adversely the right of Tech and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) Tech and its Subsidiaries shall have delivered to iJoin a certificate to the effect that each of the conditions specified above in
     Section 7.01(a)-(d) is satisfied in all respects;

          (f) the Parties, Tech and its Subsidiaries shall have received all other material Consents referred to in Section 4.03;

          (g) This Agreement and the Merger contemplated hereby and any other action necessary to consummate the transactions contemplated hereby shall have been approved and adopted by the requisite vote or consent of the holders of the outstanding shares of capital stock of iJoin entitled to vote thereon;

          (h) Each of the Parties, as applicable, shall have executed and delivered the Certificate of Merger, in the form of Exhibit A attached hereto, for filing with the Secretary . (i) iJoin shall not have received any notice from the firm which issued the Fairness Opinion stating that it has withdrawn, retracted or contradicted the Fairness Opinion.

          (j) iJoin shall have received from counsel an opinion in form and substance as set forth in Exhibit D attached hereto, dated as of the Closing Date;

          (k) Tech and its Subsidiaries shall have delivered to iJoin releases from each of its directors and officers to the effect that each director and officer of Tech and its Subsidiaries remises, releases, and forever discharges, other than with respect to the obligations arising on or after the Closing Date under this Agreement: (i) Tech, its Subsidiaries and Affiliates and (ii) iJoin and its Affiliates, and any of their respective heirs, executors, administrators, successors and assigns (collectively, "Releases"), from all liability whatsoever (whether actual or contingent) which may be owing to such director or officer, including without limitation, any and all claims, demands, proceedings, causes of action, awards, decisions, injunctions, judgments, orders, rulings, subpoenas, verdicts, obligations, contracts, agreements, debts and liabilities whatsoever, whether in law or equity (including any right of contribution), whether arising under contract or arrangement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur, or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed on or before Closing;

          (l) the persons listed in Exhibit B shall have been elected directors of Tech and its Subsidiaries, and the current directors and officers of Tech and its Subsidiaries shall have resigned their respective board and officer positions;

          (m) at least ten (10) days prior to the Closing Date, Tech has mailed to its stockholders of record and filed with the SEC the 14(f) Information Statement, in compliance with the requirements of Section 14(f), Regulation 14E and Rule 14f-1 of the Exchange Act;

          (n) At Closing, iJoin shall have received from Tech:

               (1) all documents, books (including minute books, stock certificate books, stock ledgers and the corporate seal), records (including Tax records), agreements, and financial data of any sort relating to Tech and its Subsidiaries;

               (2) a certified copy of the Certificate of Incorporation of Tech (including the Certificate of Designations related to any Tech Preferred Stock) as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of State of the State of Delaware;

               (3) certificates, as of the most recent practicable dates, as to the corporate good standing of Tech and its Subsidiaries issued by the Secretary of State of the State of Delaware and any other state in which Tech and its Subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

               (4) a copy of the by-laws of Tech in effect on the Closing Date certified by the Secretary of Tech as of the Closing Date;

               (5) a copy of the stockholder register of Tech, as of the most recent practicable date, certified by the transfer agent for the Tech Shares

               (6) resolutions of the Board of Directors of Tech and Tech Sub, authorizing and approving all matters in connection with this Agreement (including matters set forth in Section 5.11) and the transactions contemplated hereby, certified by the Secretary of Tech as of the Closing Date;

               (7) stock certificates bearing the usual restrictive legend for securities issued without registration under the Securities Act representing the unregistered shares of Tech Common Stock issuable pursuant to Article 2 upon presentation of the Certificates; and

               (8) such other documents as iJoin may reasonably request; and

               (9) a binding agreement providing indemnification for breach of the representations and warranties contained in Section 4 in all respects acceptable to iJoin.

          (o) the contracts and agreements listed on Section 7.01(l) of the Tech Disclosure Schedule shall have been terminated; and

          (p) all actions to be taken by Tech in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to iJoin; and

          (q) the Tech Stock Option Plan shall have been duly authorized and adopted by the Board of Directors and stockholders of Tech, and all necessary filings by Tech under the securities laws have been made.

     iJoin may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

     Section 7.02 Conditions to Obligation of Tech. The obligation of Tech to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties of iJoin set forth in Article 3 shall be true and correct in all material respects, in each case as if such representation or warranty were made as of the Effective Time except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.;

          (b) iJoin shall have performed and complied in all material respects each of its covenants and obligations under this Agreement required to be performed by or complied with by it on or prior to the Effective Time;

          (c) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or
     (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) iJoin shall have delivered to Tech a certificate to the effect that each of the conditions specified above in Section 7.02(a)-(c) is satisfied in all respects;

          (e) the Parties and Tech shall have received all other material Consents referred to in Section 4.03;

          (f) Each of the Parties shall have executed and delivered the Certificate of Merger, in the form of Exhibit A attached hereto, for filing with the Secretary;

          (g) all actions to be taken by iJoin in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Tech; and

          (h) iJoin shall have delivered to Tech a purchaser representation letter from each iJoin security holder substantially in the form of Exhibit E.

     Tech may waive any condition specified in this Section 7.02 if they execute a writing so stating at or prior to the Closing.


                                    ARTICLE 8
                                   TERMINATION

     Section 8.01. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (a) Tech and iJoin may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) iJoin may terminate this Agreement by giving written notice to Tech at any time prior to the Closing (i) in the event any of Tech and its Subsidiaries has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, iJoin has notified Tech of the breach, and the breach has continued without cure for a period of 10 (ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before May 15, 2001, by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from iJoin itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (c) Tech may terminate this Agreement by giving written notice to iJoin at any time prior to the Closing (i) in the event iJoin has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Tech has notified iJoin of the breach, and the breach has continued without cure for a period of 10 (ten) days after the notice of breach or (ii) if the Closing shall not have occurred on or before May 15, 2001, by reason of the failure of any condition precedent under Section 7.02 hereof (unless the failure results primarily from any of Tech and its Subsidiaries themselves breaching any representation, warranty, or covenant contained in this Agreement).

          (d) Either Tech or iJoin may terminate this Agreement if, at any time prior to the Closing, a United States federal or state court of competent jurisdiction or United States federal or state governmental regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; provided further, that if any condition to this Agreement shall fail to be satisfied by reason of the existence of an injunction or order of any court or governmental or regulatory body resulting from an action or proceeding commenced by any party which is not a government or governmental authority, then at the request of either party the last date by which to consummate the Merger shall be extended for a reasonable period of time, not in excess of 120 days, to permit the parties to have such injunction vacated or order reversed; or

          (e) Either  Tech or iJoin,  as the  Investigating  Party  pursuant  to
     Section 5.5 hereof, may terminate this Agreement if, at any time prior to the Closing in connection with its due diligence review, such Investigating Party shall discover any fact, event or condition with respect to the other party which in such Investigating Party's sole judgment makes it inadvisable for it to consummate the Merger on the terms and conditions, including the consideration, provided for herein; provided that neither party may terminate under this paragraph (e) if such failure has been caused by that party's material breach of this Agreement.

     Section 8.02. Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.01, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.16 shall survive termination.


                                    ARTICLE 9
                                  MISCELLANEOUS

     Section 9.01. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Tech and iJoin, provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

     Section 9.02. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for Section 6.03.

     Section 9.03. Entire Agreement. This Agreement, including the schedules and exhibits hereto, and the instruments and other documents delivered pursuant to or in connection with this Agreement, contain the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein. .

     Section 9.04. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

     Section 9.05. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 9.06. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.07. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below: If to Tech:
Tech - Creations, Inc. 222 Lakeview Avenue, Suite 107 West Palm Beach, Florida 33401Attn: William H. Ragsdale, President Tel: (561) 832-5697 Fax: (561) 659-5371

            With a copy to:    Donald F.  Mintmire, Esq.
                               Mintmire & Associates
                               265 Sunrise Avenue, Suite 204,
                               Palm Beach, FL 33480
                               Tel: (561) 832-5697
                               Fax: (561) 659-5371

            If to iJoin:       iJoin, Inc.
                               2505 2nd Avenue, Suite 500
                               Seattle, Washington 98121
                               Attn: Bob Bagga, Chief Executive Officer
                               Tel:  (206) 374-8600
                               Tel:  (877) 784-5646
                               Fax:  (206) 374-8556

            With a copy to:    Robert L. Sonfield, Jr., Esq.
                               Sonfield & Sonfield
                               770 South Post Oak Lane, Suite 435
                               Houston, Texas 77056-1913
                               Tel:  (713) 877-8333
                               Fax:  (713) 877-1547

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     Section 9.08. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 9.09. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Tech and iJoin. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right; provided, however, that if either party completes the Merger in the absence of fulfillment of any of the conditions set forth in Sections 7.01 or 7.02, as the case may be, such party shall be deemed to have waived compliance with such conditions.

     Section 9.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 9.11. Expenses. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     Section 9.12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

     Section 9.13. Incorporation of Exhibits and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section 9.14. Specific Performance. Each of the parties hereto acknowledges and agrees that, provided all of the conditions to closing set forth in Article 7 hereof have been satisfied and/or waived, (i) the other parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached
(ii) they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and conditions hereof in any action instituted in any court of the United States or any state having competent jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

     Section 9.15. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.07 above. Nothing in this Section 9.15, however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

     Section 9.16. Survival. All representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be extinguished at the Effective Time or the earlier date of termination of this Agreement pursuant to Article 8, as the case may be, except that this Section 9.16 and the obligations of the parties pursuant to Sections 5.08, 5.16 and 9.11 will survive the termination of this Agreement as provided therein and Sections 5.09, 5.11, 5.12, 5.13, 5.16, 5.18 and 5.19 will survive the Effective Time.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TECH-CREATIONS, INC.
(a Delaware corporation)



By:/s/WILLIAM H. RAGSDALE
   ---------------------------------
      William H. Ragsdale, President


IJOIN, INC.
(a Delaware corporation)



By: /s/BOB BAGGA
   ---------------------------------
       Bob Bagga, Chief Executive Officer


IJC ACQUISITION CORP.,
a Delaware corporation



By: /s/WILLIAM H. RAGSDALE
   ---------------------------------
       William H. Ragsdale, President